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                                                                EXHIBIT 4.7


                                    GRUBB & ELLIS
                             EMPLOYEE STOCK PURCHASE PLAN


         Grubb & Ellis Company, a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts the Grubb & Ellis Employee Stock Purchase Plan (the "Plan"). The purposes of the Plan are as follows:

         (1)  To assist employees of the Company and its Subsidiary
Corporations (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

         (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

1.   DEFINITIONS

         Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

    (a)  "Authorization" has the meaning set forth in Section 3(b) hereof.

    (b) "Bargaining Unit" means a bargaining unit covered by a collective bargaining agreement with the Company or a Subsidiary Corporation if the collective bargaining agent of such bargaining unit has elected, by written notice to the Company or a Subsidiary Corporation, to exclude the employees in such bargaining unit from participation in the Plan. A collective bargaining agent may revoke an election to exclude the employees in the bargaining unit from participation in the Plan by written notice to the Company or the Subsidiary Corporation. Prior to August 1, 1997, the Company shall present a copy of the Plan to the collective bargaining agent for each bargaining unit of the Company and Subsidiary Corporations. The Company shall present a copy of the Plan to the collective bargaining agent of each bargaining unit covered by a collective bargaining agreement entered into by the Company or a Subsidiary Corporation after August 1, 1997. Each collective bargaining agent shall have an opportunity to review the Plan and decide whether or not the employees in the bargaining unit should participate in the Plan. Each collective bargaining agent shall be allowed the choice to exclude the employees in the bargaining unit from the Plan without regard to the provisions of the existing collective bargaining agreement or other relevant agreement. A collective bargaining agent shall provide written notice of the agent's election to exclude the employees in the bargaining unit, or the agent's revocation of a


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    prior election to exclude the employees in the bargaining unit, not less than 10 days prior to the first day of the Offering Period with respect to which such election, or revocation, is to be effective.

    (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

    (d) "Broker Employee" means an employee of the Company or any Subsidiary Corporation all or part of whose compensation consists of brokerage commissions.

    (e)  "Code" means the Internal Revenue Code of 1986, as amended.

    (f) "Committee" means the committee appointed to administer the Plan pursuant to Section 13 hereof.

    (g)  "Company" means Grubb & Ellis Company, a Delaware corporation.

    (h) "Date of Exercise" means, with respect to any Option, the last day of the Offering Period for which the Option was granted.

    (i) "Date of Grant" means, with respect to any Option, the date upon which the Option is granted, as set forth in Section 3(a) hereof.

    (j) "Eligible Compensation" means an Eligible Employee's rate of base pay and commissions paid during the applicable period. Eligible Compensation does not include bonuses, overtime, or deferred compensation and is determined before contributions to any employee plan.

    (k) "Eligible Employee" means an employee of the Company or any Subsidiary Corporation who (1) would not, immediately after the Option is granted, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation, (2) whose customary employment is for more than 20 hours per week and (3) whose customary employment is for more than five months in any calendar year, including salaried and hourly employees and Broker Employees; provided that employees who are employed in a Bargaining Unit shall not be Eligible Employees. For purposes of paragraph (k), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. During a leave of absence meeting the requirements of Treasury Regulation 1.421-7(h)(2), an individual shall be treated as an employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave. "Eligible Employee" shall not include any director of the Company or any Subsidiary Corporation, or any other person, who does not render services to the Company in the status of an employee within the meaning of Section 3401(c) of the Code.

    (l) "Offering Period" shall mean the three month period commencing on the first calendar day of each fiscal quarter of the Company and ending on the last calendar day of


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    each such fiscal quarter of the Company; provided, however, that the first
    Offering Period under the Plan shall commence on August 1, 1997 and end on December 31, 1997. Options shall be granted on the Date of Grant and exercised on the Date of Exercise as provided in Sections 3(a) and 4(a) hereof.

    (m) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of the Company's Stock.

    (n) "Option Period" means, with respect to any Option, the period beginning upon the Date of Grant and ending upon the Date of Exercise.

    (o)  "Option Price" has the meaning set forth in Section 4(b) hereof.

    (p) "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (q) "Participant" means an Eligible Employee who has complied with the provisions of Section 3(b) hereof.

    (r) "Payday" means a day on which the Company pays Eligible Compensation to Eligible Employees and which is designated by the Committee as the day on which payroll deductions are to be withheld under the Plan.

    (s)  "Plan" means the Grubb & Ellis Employee Stock Purchase Plan.

    (t)  "Plan Year" means the calendar year.

    (u) "Stock" means the shares of the Company's Common Stock, $0.01 par value.

    (v) "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (w)  "Termination Election" has the meaning set forth in Section 5(a).

2.   STOCK SUBJECT TO THE PLAN
Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the
Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 750,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan.


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3.  GRANT OF OPTIONS

         (a)  GENERAL STATEMENT.  The Company shall offer Options under the
Plan to all Eligible Employees in successive Offering Periods until the earlier of: (i) the date when the number of shares of Stock available under the Plan have been sold; or (ii) the date the Plan is terminated. Except as otherwise provided, the Date of Grant of an Option shall be the first date of the Offering Period of such Option. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option pursuant to Section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the payroll deductions authorized by each Participant in accordance with subsection
(b) hereof for the Option Period, divided by the Option Price, except as provided in Section 3(c); provided, however, that the maximum number of shares of Stock subject to any Option shall not exceed 5,000.

         (b) ELECTION TO PARTICIPATE; PAYROLL DEDUCTION AUTHORIZATION. An Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company prior to such Date of Grant, a completed and executed written payroll deduction authorization and such other documents as may be required by the Committee (the "Authorization"), within such time periods and according to such procedures as the Committee shall specify. An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate a stated dollar amount or a stated whole percentage amount of Eligible Compensation to be withheld. The Company shall withhold amounts on each Payday in accordance with the Authorization. The amount withheld shall not be less than $5.00 each Payday and the amount shall not exceed 15% of Eligible Compensation. The cash compensation payable to a Participant for an Offering Period shall be reduced through a payroll deduction in an amount equal to the stated amount or percentage specified in the Authorization, and such amount shall be credited to the Participant's account under the Plan. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to procedures specified by the Committee, the Eligible Employee terminates participation in the Plan pursuant to Section 5 hereof, or the Eligible Employee ceases to participate in the Plan upon termination of employment pursuant to Section 6 hereof.

         (c) $25,000 LIMITATION. No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any other option.


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4.  EXERCISE OF OPTIONS; OPTION PRICE

         (a) GENERAL STATEMENT. Each Participant automatically and without any act on such Participant's part shall be deemed to have exercised such Participant's Option on the Date of Exercise to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase, at the Option Price, shares of Stock subject to the Option, unless the Option has been previously terminated pursuant to Section 5 or Section 6 hereof.

         (b) OPTION PRICE DEFINED. The option price per share of Stock (the "Option Price") to be paid by a Participant upon the exercise of the Participant's Option shall be equal to 85% of the lesser of the fair market value of a share of Stock on the Date of Exercise or the fair market value of a share of Stock on the Date of Grant. The fair market value of a share of Stock as of a given date shall be the average of the closing prices on the New York Stock Exchange-Composite Tape for the five preceding trading days.

         (c) ISSUANCE OF SHARES. The Company may, at the discretion of the Committee, use an uncertificated program to issue shares of Stock to Participants or the Company may issue certificated shares of Stock to Participants.

              (i) CERTIFICATED PROGRAM. The following provisions shall apply if certificated shares of Stock are issued under the Plan. A Participant's Option shall be exercised to the extent the amount credited to the Participant's account will purchase whole shares of Stock. The Company shall deliver to the Participant or his or her nominee, as soon as practicable after the exercise of any Option, a certificate representing the whole shares of Stock purchased by the Participant from funds credited to the Participant's account under the Plan. Any amount credited to the Participant's account after the purchase of whole shares of Stock upon exercise of an Option shall be carried forward in such account to the following Offering Period and shall be applied toward the purchase of shares of Stock pursuant to the Option, if any, granted to such Participant for such Offering Period. In the event the Company is required to obtain authority from any commission or agency to issue any such certificate, the Company shall seek to obtain such authority.


              (ii) UNCERTIFICATED PROGRAM. The following provisions shall apply if certificated shares of Stock are not issued under the Plan. A Participant's Option shall be exercised to the extent the amount credited to the Participant's account will purchase whole or fractional shares of Stock. The Company shall deliver to an agent designated by the Company, as soon as practicable after the exercise of any Option, the whole or fractional shares of Stock purchased by the Participant from funds credited to the Participant's account under the Plan. Such shares of Stock shall be held on behalf of the Participant by the agent. The Participant may transfer or sell such shares of Stock by providing directions to the agent in accordance with procedures specified by the Committee.

              (iii) INABILITY TO ISSUE SHARES. The inability of the Company to obtain authority from any such commission or agency which the Committee in its absolute


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    discretion deems necessary for the lawful issuance of shares of Stock under the Plan shall relieve the Company from liability to any Participant's account following the remittance to such Participant of the outstanding amount in cash in one lump sum without any interest thereon which was credited to such Participant's account under the Plan and for which shares were not issued.

         (d) PRO RATA ALLOCATIONS. If the total number of shares of Stock for which Options are to be exercised on any Date of Exercise exceeds the number of shares of Stock remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and the balances of payroll deductions credited to the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum within sixty (60) days after the Date of Exercise, without any interest thereon. The Committee shall give written notice of such allocation to each Participant affected thereby.

5.   TERMINATION OF PARTICIPATION IN THE PLAN

         (a) GENERAL STATEMENT. Any Participant may terminate participation under the Plan at any time except that no Participant may terminate participation after the 15th day of the last month of any Offering Period. A Participant who wishes to terminate from the Plan must deliver to the Company a notice of termination in a form prepared by the Company (the "Termination Election"). Upon receipt of a Participant's Termination Election, the Company shall pay to the Participant the amount of the balance in the Participant's account under the Plan in cash in one lump sum within sixty (60) days, without any interest thereon. Upon receipt of a Participant's Termination Election by the Company, the Participant shall cease to participate in the Plan and the Participant's Option shall terminate.

         (b) ELIGIBILITY FOLLOWING TERMINATION. A Participant who terminates participation in the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Date of Grant by delivering to the Company an Authorization pursuant to Section 3(b) hereof.

6.  TERMINATION OF EMPLOYMENT

         If the employment of a Participant with the Company and the Subsidiary Corporations terminates for any reason, including death or retirement, the Participant's participation in the Plan automatically and without any act on the Participant's part shall terminate as of the date of the termination of the Participant's employment. As soon as practicable after such a termination of employment, the Company shall pay to the Participant (or the Participant's estate, in the event of the Participant's death) the amount of the balance in the Participant's account under the Plan without any interest thereon. Upon a Participant's termination of employment, the Participant's Authorization, interest in the Plan and Option under the Plan shall terminate.


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7.  RESTRICTION UPON ASSIGNMENT

         An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant's interest in the Plan, the Participant's Option or any rights under the Participant's Option.

8.  NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED

         With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee or the agent designated by the Company on the Participant's behalf following exercise of the Participant's Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

9.  CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

         Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of shares, appropriate action shall be taken by the Committee to adjust accordingly the number of shares of Stock subject to the Plan and the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan to preserve, but not increase, the rights of Participants hereunder.

10.  USE OF FUNDS; NO INTEREST PAID

         All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant's account under the Plan with respect to such funds.

11.  AMENDMENT OF THE PLAN

         The Board of Directors may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders of more than 50% of the outstanding shares of the Company's capital stock entitled to vote shall be required to amend the Plan: (i) to change the number of shares of Stock reserved for sale pursuant to Options under the Plan, (ii) to alter the employers whose employees are eligible to participate in the Plan or requirements for eligibility to participate in the Plan, or (iii) in any manner that would cause the Plan to no longer be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. If the Plan is suspended or terminated during an Offering Period, each Participant's participation shall automatically terminate as of the date of such suspension, and as soon as


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practicable the Company shall pay to each Participant the amount of the balance of the Participant's account under the Plan without any interest thereon.

12.  TERM; APPROVAL BY STOCKHOLDERS

         No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company's stockholders within 12 months after the date of the Board of Directors' adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon expire.

13.  ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

         (a) APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee, which shall be composed of not less than two individuals each of whom is an employee of the Company or a Subsidiary Corporation and/or a member of the Board of Directors. Each member of the Committee shall serve for a term commencing on a date specified by the Board of Directors and continuing until the member dies or resigns or is removed from office by the Board of Directors. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.

         (b) DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Nothing contained herein shall empower the Committee to take any actions that requires shareholder approval pursuant to Section 11.

         (c) MAJORITY RULE. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

         (d) COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board of Directors, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with


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respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

14.  NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

15. MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

         In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 50% or more of the Company's then outstanding voting stock, the liquidation or dissolution of the Company or any other reorganization of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation, dissolution, or reorganization unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.

16.  EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not limited to, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17.  CONDITIONS TO ISSUANCE OF STOCK

         The Company shall not be required to issue uncertificated shares or issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Option prior to fulfillment of all the following conditions:

         (a) The admission of such shares of Stock to listing on all stock exchanges, if any, on which is then listed; and

         (b) The completion of any registration or other qualification of such shares under the state or federal law or under the rulings or regulations of the Securities and Exchange omission or any other governmental regulatory body, which the Committee shall, in its absolute


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discretion, deem necessary or advisable; and

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

         (d) The payment of the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

         (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

18.  NOTIFICATION OF DISPOSITION

         Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made (a) within two (2) years from the Date of Grant of the Option or (b) within one (1) year after the transfer of such shares to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

19.  NOTICES

         Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Vice President, Human Resources or his or her designee and any notice to be given to any Eligible Employee or Participant shall be addressed to such Employee at such Employee's last address as reflected in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee's or Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

20. HEADINGS

         Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                    * * * * * * *

         I hereby certify that the foregoing Plan was adopted by the Board of Directors of Grubb & Ellis Company, on June 20, 1997.


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         Executed as of this      day of        , 199 .
                             ----        -------     -
                                  --------------------------------------------
                                  Name:
                                  Title:

                                    * * * * * * *

         I hereby certify that the foregoing Plan was approved by the
stockholders of Grubb & Ellis Company on           , 199 .
                                        ------- --     -
Executed at        ,         on this     day of     , 199 .
           -------  -------         ---        ----     -

                                  --------------------------------------------


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